                                                                    Exhibit 3.17


                            ARTICLES OF INCORPORATION
                                       OF
                      MAAX-HYDRO SWIRL MANUFACTURING CORP.


                                    ARTICLE I
                                    ---------
                                      NAME

The name of this Corporation is MAAX-Hydro Swirl Manufacturing Corp.


                                   ARTICLE II
                                   ----------
                                    PURPOSES

This Corporation is organized for the following purposes:

            To engage in any business, trade or activity which may be conducted lawfully by a corporation organized under the Washington Business Corporation Act.

                                   ARTICLE III
                                   -----------
                                     SHARES

The total number of shares which the Corporation is authorized to issue is 100, consisting of 100 shares of Common Stock having no par value.


                                   ARTICLE IV
                                   ----------
                              NO PREEMPTIVE RIGHTS

Shareholders of this Corporation shall not have preemptive rights to acquire additional shares issued by this Corporation.


                                    ARTICLE V
                                    ---------
                              NO CUMULATIVE VOTING

Shareholders of this Corporation shall not have cumulative voting rights for directors.

                                   ARTICLE VI
                                   ----------
                                     BYLAWS

The Board of Directors shall have the power to adopt, amend or repeal the Bylaws or adopt new Bylaws. Nothing herein shall deny the concurrent power of the shareholders to adopt, alter, amend or repeal the Bylaws.

                                   ARTICLE VII
                                   -----------
                           REGISTERED OFFICE AND AGENT

The name of the initial registered agent of this Corporation and the address of its initial registered office are as follows:

                     BD Services Corporation
                     300 N. Commercial Street
                     Bellingham, Washington 98225


                                  ARTICLE VIII
                                  ------------
                                    DIRECTORS

      (a) The number of directors of this Corporation shall be determined in the manner specified by the Bylaws and may be increased or decreased from time to time in the manner provided there. The initial Board of Directors shall consist of two (2) directors and their names and addresses are as follows:

                  Name                                  Address
                  ----                                  -------
Placide Poulin, 583, Ste-Madeleine, Ste-Marie-de-Beauce, Quebec, Canada G6E 1L1

Richard Garneau, 1048, Georges-Cantin, St-Jean-de-Beauce, Quebec, Canada G6E 1L1


      (b) The term of the initial directors shall be until the first annual meeting of the shareholders or until their successors are elected and qualified, unless removed in accordance with the provisions of the Bylaws.


                                   ARTICLE IX
                                   ----------
                  SHAREHOLDER APPROVAL OF CERTAIN TRANSACTIONS

The affirmative vote of a majority of all of the votes entitled to be cast on the matter shall be sufficient, valid, and effective, after due consideration and reconsideration of such action by the Board of Directors, as required by law, to approve and authorize the following acts of the Corporation:

      (a) an amendment to these Articles of Incorporation;

      (b) the merger of this Corporation into another corporation or the merger of one or more other corporations into this Corporation;

      (c) the acquisition by another corporation of all of the outstanding shares of one or more classes or series of this Corporation; or

      (d) the sale, lease, exchange, or other disposition by this Corporation of all, or substantially all, of its property other than in the usual and regular course of business.

                                   ARTICLE X
                                   ---------
                                  INCORPORATOR

The name and address of the incorporator is as follows:

            Name                     Address
            ----                     -------
            Larry Daugert            [address]



                                   ARTICLE XI
                                   ----------
                       LIMITATION OF DIRECTORS' LIABILITY

No director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for his or her conduct as a director, which conduct takes place on or after the date this Article becomes effective, except for (i) acts or omissions that involve intentional misconduct or a knowing violation of law by the director, (ii) conduct violating RCW 23B.08.310, or (iii) any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled. If, after this Article becomes effective, the Washington Business Corporation Act is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be deemed eliminated or limited to the fullest extent permitted by the Washington Business Corporation Act, as so amended. Any amendment to or repeal of this Article shall not adversely affect any right or protection of a director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. This provision shall not eliminate or limit the liability of a director for any act or omission occurring prior to the date this Article becomes effective.


                                   ARTICLE XII
                                   -----------
               SHAREHOLDER AUTHORIZED INDEMNIFICATION AND EXPENSES

In accordance with RCW 23B.08.540, the shareholders grant the power to the Corporation to indemnify a director made a party to a proceeding and to advance or reimburse expenses incurred in a proceeding, without regard to the limitations contained in RCW 23B.08.510 through 23B.08.550, provided that no such indemnity shall indemnify any director from or on account of:

      (a) Acts or omissions of the director finally adjudged to be intentional misconduct or a knowing violation of law;

      (b) Conduct of the director finally adjudged to be in violation of RCW 23B.08.310 (Liability for Unlawful Distributions); or

      (c) Any transaction with respect to which it was finally adjudged that such director personally received a benefit in money, property, or services to which the director was not legally entitled.

The undersigned person, of the age of eighteen years of more, as incorporator of this Corporation under the Washington Business Corporation Act, adopts these Articles of Incorporation.

Dated:  October    , 1995.                       /s/   Larry Daugert
                ---                      ---------------------------------------
                                         Larry Daugert, Incorporator

                             ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                      MAAX-HYDRO SWIRL MANUFACTURING CORP.

TO: RALPH MUNRO, THE SECRETARY OF STATE OF THE STATE OF WASHINGTON:

Pursuant to the provisions of RCW 23B.10.30 of the Washington Business Corporation Act, Articles of Amendment to the Articles of Incorporation of MAAX-Hydro Swirl Manufacturing Corp. are hereby adopted by the corporation:

      1.    The name of the corporation is MAAX-Hydro Swirl Manufacturing Corp.

      2. The amendment to the Articles of Incorporation adopted by the corporation is as follows:

      Revise Article III of the Articles of Incorporation to read:

                                   ARTICLE III
                                     SHARES

      The total number of shares which the Corporation is authorized to issue is 1,000,000, consisting of 1,000,000 shares of Common Stock having no par value.

      3. This Amendment was unanimously adopted by the Board of Directors, submitted to the shareholders entitled to vote thereon, and unanimously adopted by the holders of the Common Stock of the corporation pursuant to a Consent in Lieu of Special Meeting of the Board of Directors and Shareholder of MAAX-Hydro Swirl Manufacturing Corp., dated June 21, 1996, in accordance with the provisions of RCW 23B.10.030. and RCW B.10.040.

      4. This amendment does not provide for an exchange, reclassification or cancellation of issued shares of the corporation.

DATED this 25 day of June, 1996.

                                        /s/ Placide Poulin
                                        ----------------------------------------
                                        Placide Poulin, President